                                                                    Exhibit 23.3



                          Independent Auditors' Consent



The Board of Directors
Universal Compression Holdings, Inc.:


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.




KPMG LLP

New Orleans, Louisiana
February 23, 1999